Exhibit 4.2

EXECUTION COPY

AMENDMENT NO. 11 AND AGREEMENT (this “Amendment”) dated as of December 29, 2005, to the Second Lien Credit Agreement dated as of July 29, 2004, among THERMADYNE INDUSTRIES, INC., a Delaware corporation (“Industries”), THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Dynamics”), TWECO PRODUCTS, INC., a Delaware corporation (“Tweco”), VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Victor”), C & G SYSTEMS, INC., an Illinois corporation (“C & G”), STOODY COMPANY, a Delaware corporation (“Stoody”), THERMAL ARC, INC., a Delaware corporation (“Thermal Arc”), PROTIP CORPORATION, a Missouri corporation (“ProTip”), THERMADYNE INTERNATIONAL CORP., a Delaware corporation (“International” and, together with ProTip, Thermal Arc, Stoody, C & G, Victor, Tweco, Dynamics and Industries, the “Borrowers”), the Guarantors party thereto, the Lenders from time to time party thereto and CREDIT SUISSE, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) (as amended by Amendment No. 1 and Agreement effective as of September 30, 2004, by Amendment No. 2 and Joinder Agreement dated as of November 22, 2004, by Amendment No. 3 and Consent dated as of January 3, 2005, by Amendment No. 4 dated as of March 16, 2005, by Amendment No. 5 dated as of March 30, 2005, by Amendment No. 6 dated as of March 31, 2005, by Amendment No. 7 dated as of July 1, 2005, by Amendment No. 8 dated as of August 8, 2005, by Amendment No. 9 dated as of October 7, 2005, by Amendment No. 10 and Agreement dated as of November 7, 2005, and as further amended, supplemented or modified, the “Credit Agreement”).

A.                                   Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrowers.

B.                                     The Borrowers have requested that the Credit Agreement be amended to (i) permit the sale of the Stock of Genset SpA (the “Genset Sale”) and Soldaduras Soltec Ltda. (the “Soltec Sale”) and (ii) make certain other changes to the Credit Agreement, as set forth herein.

C.                                     Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Amendment to Credit Agreement.  Section 6.08 (Sale of Stock and Assets) of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (f) thereof and (ii) replacing the period at the end of clause (g) thereof with:

“; and

(h)  the sale of the Stock of (i) Genset SpA for an aggregate amount of not less than $10,000,000 in cash and assumption of debt (the “Genset Sale”) and (ii) Soldaduras Soltec Ltda. for an aggregate amount of not less than $7,500,000 in cash and assumption of debt (the “Soltec Sale”), so long as the net proceeds of each of the Genset Sale and the Soltec Sale shall be distributed to a Borrower.”

SECTION 2.  Use of Proceeds and Permanent Reduction of Revolving Loan Commitments.  (a) The Borrowers hereby agree that the cash proceeds of each of the Genset Sale and the Soltec Sale, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by the Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, and (C) an appropriate reserve for income taxes in accordance with GAAP in connection therewith, shall be utilized solely to prepay a portion of the principal balance of the Revolving Credit Advances (as defined in the First Lien Credit Agreement);

(b) In connection with the prepayment described in paragraph (a) above, the Borrowers agree that the Revolving Loan Commitments (as defined in the First Lien Credit Agreement), with respect to all lenders under the First Lien Credit Agreement, shall be permanently reduced from $80,000,000 to $70,000,000 on the date hereof; and

(c) Notwithstanding anything to the contrary set forth in the Credit Agreement, the Borrowers hereby agree that a breach of any of the agreements in paragraph (a) or (b) above shall be deemed to constitute an Event of Default.

SECTION 3.  Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, the Credit Parties represent and warrant to each of the Lenders, the Administrative Agent and the Collateral Agent, that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, and (b) no Default or Event of Default has occurred and is continuing.

SECTION 4.  Effectiveness.  This Amendment shall become effective as of the date set forth above on the date that the Administrative Agent (or its counsel) shall have received:

(a)  counterparts of this Amendment that, when taken together, bear the signatures of the Credit Parties and the Required Lenders; and

(b)  a copy of a fully executed and delivered amendment, in form and substance reasonably satisfactory to the Administrative Agent, to the First Lien Credit Agreement.

SECTION 5.  Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.  This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.  After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 6.  Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 7.  Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8.  Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 9.  Expenses.  The Borrowers agree to reimburse the Administrative Agent for all out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 10.  Reaffirmation.  Each of the Guarantors hereby acknowledges receipt and notice of, and consents to the terms of, this Amendment, and affirms and confirms its guarantee of the Obligations and, if applicable, the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, all as provided in the Collateral Documents as originally executed, and acknowledges and agrees that such guarantee, pledge and/or grant of security interest continue in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement, as amended hereby, and the other Loan Documents.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first set forth above.

THERMADYNE INDUSTRIES, INC.,

by
/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President and General Counsel

THERMAL DYNAMICS CORPORATION,

by
/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President and General Counsel

TWECO PRODUCTS, INC.,

by
/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President and General Counsel

VICTOR EQUIPMENT COMPANY,

by
/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President and General Counsel

C & G SYSTEMS, INC.,

by
/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President and General Counsel

STOODY COMPANY,

by
/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President and General Counsel

THERMAL ARC, INC.,

by
/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President and General Counsel

PROTIP CORPORATION,

by
/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President and General Counsel

THERMADYNE INTERNATIONAL CORP.,

by
/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President and General Counsel

THERMADYNE HOLDINGS CORPORATION,

by
/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President and General Counsel

MECO HOLDING COMPANY,

by
/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President and General Counsel

C&G SYSTEMS HOLDING, INC.,

by
/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President and General Counsel

CIGWELD PTY LTD.,

by
/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President and General Counsel

DUXTECH PTY LTD.,

by
/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President and General Counsel

QUETACK PTY, LTD.,

by
/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President and General Counsel

QUETALA PTY, LTD.,

by
/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President and General Counsel

THERMADYNE AUSTRALIA PTY LTD.,

by
/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President and General Counsel

THERMADYNE INDUSTRIES LIMITED,

by
/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President and General Counsel

THERMADYNE WELDING PRODUCTS CANADA LIMITED,

by
/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President and General Counsel

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent,

by
/s/ Jay Chall
Name: Jay Chall
Title: Director

by
/s/ Karim Blasetti
Name: Karim Blasetti
Title: Associate

GSO SPECIAL SITUATIONS FUND LP, as a Lender,

By
/s/ George Fan
Name: George Fan
Title: Managing Director

NORTHWOODS CAPITAL IV, LIMITED, as a Lender,

By:	Angelo, Gordon & Co., L.P., as
Collateral Manager,

By
/s/ Bruce Martin
Name: Bruce Martin
Title: Managing Director

NORTHWOODS CAPITAL V, LIMITED, as a Lender,

By:	Angelo, Gordon & Co., L.P., as
Collateral Manager,

By
/s/ Bruce Martin
Name: Bruce Martin
Title: Managing Director

LENOX AVENUE CLO I, LIMITED, as a Lender,

By
/s/ Bruce Martin
Name: Bruce Martin
Title: Managing Director